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David Smith

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NEW SENIOR ANNOUNCES FIRST QUARTER 2016 RESULTS

FIRST QUARTER AFFO OF $0.29 PER BASIC SHARE AND

NORMALIZED FFO OF $0.32 PER BASIC SHARE

FIRST QUARTER DIVIDEND OF $0.26 PER SHARE

NEW YORK — May 5, 2016 — New Senior Investment Group Inc. (“New Senior” or the “Company”) (NYSE: SNR) announced today its results for the quarter ended March 31, 2016.

1Q 2016 BUSINESS HIGHLIGHTS

•	Total managed portfolio average occupancy increased 460 basis points to 88.3% vs. 1Q’15

•	Same store net operating income (“NOI”) growth for the managed portfolio of 2.3% vs. 1Q’15

•	Same store average occupancy for the managed portfolio increased 180 basis points vs. 1Q’15

•	Occupancy for the triple net portfolio increased 90 basis points vs. 1Q’15

•	Completed tender offer for $30 million of common stock at a price of $9.00 per share

1Q 2016 FINANCIAL HIGHLIGHTS

•	Total NOI of $57.3 million compared to $39.6 million for 1Q’15, a 45% increase

•	Normalized Funds from Operations (“Normalized FFO”) of $26.5 million, or $0.32 per basic and diluted share, an increase of 19% vs. 1Q’15

•	AFFO of $23.9 million, or $0.29 per basic and diluted share, an increase of 32% vs. 1Q’15

•	Normalized Funds Available for Distribution (“Normalized FAD”) of $21.8 million, or $0.26 per basic and diluted share, an increase of 30% vs. 1Q’15

•	Net loss of $21.8 million, or $0.26 per basic and diluted share

“New Senior produced another strong quarter of results, with AFFO per share up 32% over the first quarter of 2015,” New Senior Chief Executive Officer Susan Givens said. “Our portfolio delivered outsized occupancy growth of 180 basis points coupled with solid same store NOI growth of 2.3%. The increase in occupancy represents our fifth straight quarter exceeding the industry average and reflects the embedded growth in our portfolio. Furthermore, we capitalized on dislocation in the equity markets by completing an accretive $30 million tender offer. We are focused on continuing to deliver strong performance for the balance of 2016.”

FIRST QUARTER 2016 RESULTS

Dollars in thousands, except per share data

	For the Quarter Ended March 31, 2016
	Amount	Per Basic Share(B)	Per Diluted Share(B)
Non-GAAP (A)
NOI	$57,320	N/A	N/A
FFO	25,519	$0.31	$0.31
Normalized FFO	26,460	$0.32	$0.32
AFFO	23,899	$0.29	$0.29
Normalized FAD	21,811	$0.26	$0.26

GAAP
Net loss	($21,848)	($0.26)	($0.26)

(A)	See end of press release for reconciliation of non-GAAP measures to net loss.
(B)	Per share amounts for the quarter ended March 31, 2016 are based on 83.1 million basic shares outstanding and 83.5 million diluted shares outstanding for non-GAAP amounts and 83.1 million basic and diluted shares outstanding for net loss. See the appendix in the first quarter presentation posted in the Investor Relations section of the Company’s website for an explanation of the difference between basic and diluted shares.

PORTFOLIO PERFORMANCE

Total NOI increased 45% to $57.3 million compared to $39.6 million for 1Q 2015. Since 1Q 2015, the Company has grown its portfolio from 121 to 154 properties.

For the managed portfolio, total average occupancy increased 460 basis points to 88.3% compared to 83.7% for 1Q 2015, and same store average occupancy increased 180 basis points to 85.3% compared to 83.5% for 1Q 2015. Same store NOI for 1Q 2016 increased 2.3% to $12.1 million compared to $11.8 million for 1Q 2015. As previously disclosed, same store information excludes one property that was not fully operational during 2015 and 2016, and 1Q 2015 NOI excludes a $122,000 write-off of a receivable acquired in connection with an acquisition in 2013. Including these items, same store occupancy growth for 1Q 2016 was 120 basis points and same store NOI growth was 0.5% compared to 1Q 2015.

For the triple net portfolio, total portfolio average occupancy increased 90 basis points to 88.9% compared to 88.0% for 1Q 2015. Triple net average occupancy is presented one quarter in arrears on a trailing twelve month basis.

TENDER OFFER

On December 17, 2015, the Company commenced a modified “Dutch auction” self-tender offer to repurchase up to $30.0 million of shares of our common stock. At the expiration of the tender offer on January 19, 2016, the Company accepted for purchase 3,333,333 shares of its common stock (3.9% of shares outstanding) at $9.00 per share, resulting in an investment of $30.8 million, including transaction costs. The remaining capacity under the Company’s share repurchase program is $89.7 million. As of May 4, 2016, there were 82.1 million shares outstanding.

FIRST QUARTER DIVIDEND

On May 3, 2016, the Company’s Board of Directors declared a cash dividend of $0.26 per share for the quarter ended March 31, 2016. The dividend is payable on June 22, 2016 to shareholders of record on June 8, 2016.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the presentation posted in the Investor Relations section of the Company’s website, www.newseniorinv.com.

EARNINGS CONFERENCE CALL

Management will host a conference call on May 5, 2016 at 10:00 A.M. Eastern Time. The conference call may be accessed by dialing (877) 694-6694 (from within the U.S.) or (970) 315-0985 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Senior First Quarter 2016 Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newseniorinv.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available approximately two hours following the call’s completion through 11:59 P.M. Eastern Time on June 5, 2016 by dialing (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside the U.S.); please reference access code “87653551.”

ABOUT NEW SENIOR

New Senior is a real estate investment trust focused on investing in senior housing properties across the United States. The Company is the only pure play senior housing REIT and is one of the largest owners of senior housing properties. Currently, New Senior owns 154 properties located across 37 states. New Senior is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm. More information about New Senior can be found at www.newseniorinv.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain items in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding future growth and financial performance. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual and quarterly reports filed with the Securities and Exchange Commission, which are available on the Company’s website (www.newseniorinv.com). New risks and uncertainties emerge from time to time, and it is not possible for New Senior to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Senior expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Senior’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Consolidated Balance Sheets

(dollars in thousands, except share data)

	March 31, 2016
	(Unaudited)	December 31, 2015
Assets
Real estate investments:
Land	$222,795	$222,795
Buildings, improvements and other	2,572,099	2,568,133
Accumulated depreciation	(152,185)	(129,788)

Net real estate property	2,642,709	2,661,140

Acquired lease and other intangible assets	308,917	308,917
Accumulated amortization	(191,699)	(166,714)

Net real estate intangibles	117,218	142,203

Net real estate investments	2,759,927	2,803,343

Cash and cash equivalents	79,865	116,881
Straight-line rent receivables	57,469	51,916
Receivables and other assets, net	44,822	45,319

Total Assets	$2,942,083	$3,017,459

Liabilities and Equity
Liabilities
Mortgage notes payable, net	$2,149,645	$2,151,317
Due to affiliates	10,593	9,644
Accrued expenses and other liabilities	88,559	89,173

Total Liabilities	$2,248,797	$2,250,134

Commitments and contingencies

Equity
Preferred Stock $0.01 par value, 100,000,000 shares authorized and none outstanding as of both March 31, 2016 and December 31, 2015	$—	$—
Common stock $0.01 par value, 2,000,000,000 shares authorized, 82,114,218 and 85,447,551 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	821	854
Additional paid-in capital	897,852	928,654
Accumulated deficit	(205,387)	(162,183)

Total Equity	$693,286	$767,325

Total Liabilities and Equity	$2,942,083	$3,017,459

Consolidated Statements of Operations (unaudited)

(dollars in thousands, except share data)

	Three Months Ended March 31,
	2016	2015
Revenues
Resident fees and services	$89,706	$47,188
Rental revenue	28,239	26,672

Total revenues	117,945	73,860

Expenses
Property operating expense	60,625	34,271
Depreciation and amortization	47,367	30,157
Interest expense	22,788	15,312
Acquisition, transaction, and integration expense	754	3,918
Management fees and incentive compensation to affiliate	3,928	3,050
General and administrative expense	4,370	3,409
Loss on extinguishment of debt	—	5,091
Other expense	187	—

Total expenses	$140,019	$95,208

Loss Before Income Taxes	(22,074)	(21,348)
Income tax benefit	(226)	(95)

Net Loss	$(21,848)	$(21,253)

Loss Per Share of Common Stock
Basic and diluted(A)	$(0.26)	$(0.32)

Weighted Average Number of Shares of Common Stock Outstanding
Basic and diluted(B)	83,066,599	66,415,415

Dividends Declared Per Share of Common Stock	$0.26	$—

(A)	Basic earnings per share (“EPS”) is calculated by dividing net income by the weighted average number of shares of common stock outstanding. Diluted EPS is computed by dividing net income by the weighted average number of shares of common stock outstanding plus the additional dilutive effect, if any, of common stock equivalents during each period.
(B)	All outstanding options were excluded from the diluted share calculation as their effect would have been anti-dilutive.

Consolidated Statements of Cash Flows (unaudited)

(dollars in thousands)

	Three Months Ended March 31,
	2016	2015
Cash Flows From Operating Activities
Net loss	$(21,848)	$(21,253)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of tangible assets and amortization of intangible assets	47,403	30,193
Amortization of deferred financing costs	2,428	2,198
Amortization of deferred community fees	(372)	(563)
Amortization of premium on mortgage notes payable	(146)	230
Non-cash straight line rent	(5,553)	(6,166)
Loss on extinguishment of debt	—	5,091
Equity-based compensation	5	17
Provision for bad debt	523	467
Unrealized loss on interest rate caps	187	—
Changes in:
Receivables and other assets, net	317	(3,244)
Due to affiliates	949	3,042
Accrued expenses and other liabilities	(193)	2,985

Net cash provided by operating activities	$23,700	$12,997

Cash Flows From Investing Activities
Cash paid for acquisitions, net of deposits	$—	$(492,943)
Capital expenditures	(3,967)	(2,460)
Funds reserved for future capital expenditures	(1,182)	(445)
Deposits refunded (paid) for real estate investments	584	(4,955)

Net cash used in investing activities	$(4,565)	$(500,803)

Cash Flows From Financing Activities
Proceeds from mortgage notes payable	$—	$687,722
Principal payments of mortgage notes payable	(3,955)	(4,176)
Repayments of mortgage notes payable	—	(289,484)
Payment of exit fee on extinguishment of debt	—	(1,499)
Payment of deferred financing costs	—	(7,779)
Payment of common stock dividend	(21,356)	(15,276)
Purchase of interest rate caps	—	(989)
Repurchase of common stock	(30,840)	—

Net cash (used in) provided by financing activities	$(56,151)	$368,519

Net Decrease in Cash and Cash Equivalents	(37,016)	(119,287)
Cash and Cash Equivalents, Beginning of Period	116,881	226,377

Cash and Cash Equivalents, End of Period	$79,865	$107,090

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest expense	$20,365	$13,565
Cash paid during the period for income taxes	—	—

Reconciliation of NOI to Net Loss

(dollars in thousands)

For the Quarter Ended March 31, 2016
Total revenues	$117,945
Property operating expense	(60,625)

NOI	57,320

Depreciation and amortization	(47,367)
Interest expense	(22,788)
Acquisition, transaction and integration expense	(754)
Management fees and incentive compensation to affiliate	(3,928)
General and administrative expense	(4,370)
Other expense	(187)
Income tax benefit	226

Net Loss	$(21,848)

Reconciliation of Net Loss to FFO, Normalized FFO, AFFO and Normalized FAD

(dollars and shares in thousands, except per share data)

For the Quarter Ended March 31, 2016
Net loss	$(21,848)
Adjustments:
Depreciation and amortization	47,367

FFO	$25,519
FFO per diluted share	$0.31

Acquisition, transaction and integration expense	754
Other expense	187

Normalized FFO	$26,460
Normalized FFO per diluted share	$0.32

Straight-line rent	(5,553)
Amortization of deferred financing costs	2,428
Amortization of deferred community fees and other(1)	564

AFFO	$23,899
AFFO per diluted share	$0.29

Maintenance capital expenditures	(2,088)

Normalized FAD	$21,811
Normalized FAD per diluted share	$0.26

Weighted average basic shares outstanding	83,067
Weighted average diluted shares outstanding(2)	83,505

(1)	Includes net change in deferred community fees, premium on mortgage notes payable, above/below market lease amortization and other non-cash GAAP adjustments.
(2)	Includes dilutive effect of options.

Reconciliation of Same-Store NOI (unaudited)

(dollars in thousands)

	1Q 2015				1Q 2016
	NNN Properties	Same Store Managed Properties(1)	Non-Same Store Managed Properties	Total	NNN Properties	Same Store Managed Properties(1)	Non-Same Store Managed Properties	Total
NOI	$26,672	$12,058	$859	$39,589	$28,239	$12,122	$16,959	$57,320

Depreciation and amortization				(30,157)				(47,367)
Interest expense				(15,312)				(22,788)
Acquisition, transaction and integration expense				(3,918)				(754)
Management fees and incentive compensation to affiliate				(3,050)				(3,928)
General and administrative expense				(3,409)				(4,370)
Loss on extinguishment of debt				(5,091)				—
Other expense				—				(187)
Income tax benefit				95				226

Net Loss				($21,253)				($21,848)

(1)	Includes all properties owned during both comparison periods presented.

NON-GAAP FINANCIAL MEASURES

The tables above set forth reconciliations of non-GAAP measures to net loss, which is the most directly comparable GAAP financial measure.

We believe that net income (loss), as defined by GAAP, is the most appropriate earnings measurement. However, we consider certain non-GAAP financial measures to be useful supplemental measures of our operating performance. A non-GAAP financial measure is a measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are not excluded from or included in the most comparable GAAP measure.

The non-GAAP financial measures we present may not be identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. You should not consider these measures as alternatives to net income (loss) (determined in accordance with GAAP), which is an indicator of our financial performance, or as alternatives to cash flow from operating activities (determined in accordance with GAAP), which is a liquidity measure, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine these measures in conjunction with net income (loss) as presented in our Consolidated Financial Statements.

NOI

The Company evaluates the performance of each of its two business segments based on NOI. The Company defines NOI as total revenues less property-level operating expenses, which include property management fees, payroll expense and travel cost reimbursements to affiliates. The sum of the NOI for each segment is total NOI, which the Company uses to evaluate the aggregate performance of its segments. Management believes that NOI serves as a useful supplement to net income because it allows investors, analysts and management to measure unlevered property-level operating results and to compare the Company’s operating results between periods and to the operating results of other real estate companies on a consistent basis. Same store NOI includes only properties owned for the entirety of comparable periods.

FFO and Other Non-GAAP Measures

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Therefore, management considers Funds From Operations (“FFO”) and Normalized FFO to be useful measures of operating performance. The Company uses the National Association of Real Estate Investment Trusts (“NAREIT”) definition of FFO, which is GAAP net income, excluding gains (losses) from sales of depreciable real estate assets, impairment charges of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and joint ventures to reflect FFO on the same basis. The Company defines Normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature) as applicable: (a) acquisition, transaction and integration related costs and expenses; (b) the write off of unamortized deferred financing costs, or additional costs, make whole payments, penalties or premiums incurred as the result of early repayment of debt (collectively, “Loss on extinguishment of debt”) and (c) amounts reported in “Other expense” in the Consolidated Statements of Operations. Management believes that Normalized FFO in particular is useful because it allows investors, analysts and our management to compare our operating performance between periods and to the operating performance of other real estate companies on a consistent basis without having to account for differences caused by period specific items and events such as transaction costs.

Management believes that AFFO and Normalized FAD are useful as supplemental measures of our ability to fund dividend payments.